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                                                                     Exhibit 5.1


                                              September 30, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:  BANK ONE CORPORATION
         Post-Effective Amendment No. 1 on
         Form S-8 Registration Statement


Ladies and Gentlemen:

    Reference is made to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of BANK ONE CORPORATION (the "Company") relating to certain stock-based employee or director benefit plans of First Chicago NBD Corporation (collectively, the "Plans") concurrently being filed with the Securities and Exchange Commission (the "Registration Statement") pursuant to which the Company's common stock, $ 0.01 par value per share (the "Common Stock"), will be issued, or reserved for issuance, under the Plans pursuant to the Merger of First Chicago NBD Corporation with, and into, the Company (the "Merger") under the terms of the Agreement and Plan of Reorganization, dated as of April 10, 1998, as amended (the "Agreement") by and among the Company, First Chicago NBD Corporation and BANC ONE CORPORATION.

    I am Senior Vice President and General Counsel of BANC ONE CORPORATION, the
parent corporation of the Company.    I, or members of my staff subject to my
supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials, and other documents as I have deemed necessary or relevant as a basis for my opinion set forth herein.

    On the basis of the foregoing, it is my opinion that the shares of Common Stock offered as set forth in the Registration Statement and relevant Plan documents, when issued in accordance with their respective terms and the terms of the Agreement and the respective Plans, will be legally issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name whenever it appears in such Registration Statement, including the applicable Prospectus constituting a part thereof, as originally filed or as subsequently amended.


                                         Very truly yours,



                                         /s/  Steven Alan Bennett